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EXHIBIT 5.1

                    G. DAVID GORDON & ASSOCIATES, P.C. 7633 E
                              63rd Place, Suite 210
                              Tulsa, Oklahoma 74133


                                  May 31, 2007





HealthSport, Inc.
7633 E 63rd Place, Suite 220
Tulsa, OK  74133

                                      RE:      HEALTHSPORT, INC.
                                               FORM SB-2 REGISTRATION

Dear Mr. Kelly:

         I have acted as special counsel for HealthSport, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement"), originally filed on May 31, 2007, with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 22,249,952 shares of the Company's common stock (the "Common Stock"). Such shares are to be sold under the Registration Statement, and the related Prospectus to be filed with the Commission. The details of the offering are described in the Registration Statement on Form SB-2, and amendments made thereto.

         I have examined instruments, documents and records, which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. I have done so in light of Delaware General Corporate Law, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting those laws. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; and (b) the conformity to the originals of all documents submitted to me as copies. The instruments, documents and records I have examined include, among other items, the following:

         o   The Registration Statement;
         o   The Articles of Incorporation of the Company, as amended to date;
         o   The Bylaws of the Company, as amended to date; and
         o   Copies of Executed Subscription Agreements.



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HealthSport, Inc.
May 31, 2007
Page 2


         Based on my examination and the applicable laws and judicial interpretations of the State of Delaware, I am of the opinion that 22,249,952 shares of common stock of the Company to be sold by the Selling Shareholders are duly authorized Shares of common stock, which are legally issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of my name wherever it appears in said Registration Statement, including a Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.



                                             Very truly yours,

                                             G. DAVID GORDON & ASSOCIATES, P.C.


                                             /s/ G. David Gordon
                                             -------------------
                                             G. David Gordon

GDG:saw